As filed with the Securities and Exchange Commission on June 16, 1999

                             Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           _________________________

                              THE ANDERSONS, INC.
            (Exact name of registrant as specified in its charter)
                           _________________________

               Ohio                             34-1562374
   (State or other jurisdiction of          (I.R.S.  Employer
    incorporation or organization)         Identification Number)


       480 West Dussel Drive,
            Maumee, Ohio                           43537
(Address of Principal Executive Offices)         (Zip Code)
                           _________________________

                              THE ANDERSONS, INC.
         AMENDED AND RESTATED LONG-TERM PERFORMANCE COMPENSATION PLAN
                           (Full title of the plans)

                              Beverly J. McBride
                              The Andersons, Inc.
                             480 West Dussel Drive
                              Maumee, Ohio 43537
                    (Name and address of agent for service)

                                (419) 893-5050
         (Telephone number, including area code, of agent for service)
                          __________________________


                        CALCULATION OF REGISTRATION FEE
  Title of                  Proposed maximum   Proposed maximum   Amount of
securities to  Amount to be    price per          aggregate      registration
be registered   registered     share (1)      offering price (1)     fee

Common Shares,
no par value   500,000 shares  $  12.81          $6,405,000        $1780.59

(1) Computed on the basis of the price at which stock of the same class was sold on June 11, 1999, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                                    PART II

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of The Andersons, Inc. (the "Company") relating to the Amended and Restated Long Term Performance Compensation Plan is effective. The Company's Form S-8 Registration Statements Nos. 333-01249 and 333-08984 are hereby incorporated by reference.

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended are incorporated herein by reference to this Registration Statement.
 *    Annual Report on Form 10-K for the year ended December 31, 1998;
 *    Quarterly report on Form 10-Q for the quarter ended March
        31, 1999; and
 *    Current report on Form 8-K dated January 14, 1999; and
 * The description of the Company's Common Shares contained in Item 1 of the Company's registration statement on Form 8-A filed with the Commission on October 19, 1995.

     All other reports filed by the company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year are also incorporated by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number   Description of Document

4 The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan (incorporated by reference from Appendix A to the Proxy Statement for the Annual Meeting of Shareholders held on April 22,
      1999)

23.1  Consent of Independent Auditors.

24.1  Power of Attorney

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on June 16, 1999.

                              THE ANDERSONS, INC.

                              By: /s/Michael J. Anderson
                              Its: President and CEO

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature                Title                                Date

/s/Richard P. Anderson*
Richard P. Anderson      Chairman of the Board, Director     6/16/99

/s/Michael J. Anderson
Michael J. Anderson      Chief Executive Officer, President,
                           Director
                         (Principal Executive Officer)       6/16/99

/s/Thomas H. Anderson*
Thomas H. Anderson       Chairman Emeritus, Director         6/16/99

/s/Gary L. Smith*
Gary L. Smith            Vice President, Finance and
                           Treasurer
                         (Principal Financial Officer)       6/16/99

/s/Richard R. George*
Richard R. George        Vice President and Controller
                         (Principal Accounting Officer)      6/16/99

/s/Donald E. Anderson*
Donald E. Anderson       Director                            6/16/99

/s/Richard M. Anderson*
Richard M. Anderson      Director                            6/16/99

/s/John F. Barrett*
John F. Barrett          Director                            6/16/99

/s/Paul M. Kraus*
Paul M. Kraus            Director                            6/16/99

/s/Donald L. Mennel*
Donald L. Mennel         Director                            6/16/99

/s/David L. Nichols*
David L. Nichols         Director                            6/16/99

/s/Sidney A. Ribeau*
Dr. Sidney A. Ribeau     Director                            6/16/99

/s/Charles A. Sullivan*
Charles A. Sullivan      Director                            6/16/99

/s/Jacqueline F. Woods*
Jacqueline F. Woods      Director                            6/16/99

* By /s/Michael J.. Anderson                                 6/16/99
  Attorney-in-fact